UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
             Registration Statement under The Securities Act of 1933

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                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION
             (Exact name of registrant as specified in its charter)


Delaware                                                    36-3541743
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                                One O'Hare Centre
                        Suite 9000, 6250 North River Road
                                  P.O. Box 5062
                            Rosemont, Illinois 60017
          (Address of principal executive offices, including zip code)

                    1998 STOCK OPTION PLAN FOR NEW DIRECTORS
                            (Full title of the plan)

                               Edward A. Burkhardt
                 Chairman, President and Chief Executive Officer
                  Wisconsin Central Transportation Corporation
                                One O'Hare Centre
                        Suite 9000, 6250 North River Road
                                  P.O. Box 5062
                            Rosemont, Illinois 60017
                     (Name and address of agent for service)

                                 (847) 318-4600
          (Telephone number, including area code, of agent for service)

                                 With a copy to:

                              Frederick L. Hartmann
                              Schiff Hardin & Waite
                                7200 Sears Tower
                             Chicago, Illinois 60606
                                 (312) 876-1000

                         Calculation of Registration Fee

Title of securities to be registered:                  Common Stock, par value
                                                       $0.01 per share

Amount to be registered (1):                           25,000

Proposed maximum offering price per share (2):         $20.53125

Proposed maximum aggregate offering price (2):         $513,281.25

Amount of registration fee (2):                        $142.69

(1) Plus such additional number of shares of Common Stock as may be required pursuant to the Plan to prevent dilution resulting from a stock dividend, stock split, recapitalization or other similar changes in Common Stock.
(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of $20.53125 per share, the specified exercise price for options under the Plan.


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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents which have been filed by Wisconsin Central Transportation Corporation (the "Registrant") are incorporated by reference in this registration statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998;

     (c) The Registrant's Current Reports on Form 8-K dated February 5, 1998 and August 12, 1998;

     (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A (File No. 0-19150) filed with the Securities and Exchange Commission on April 11, 1991, under Section 12 of the Securities Exchange Act of 1934, including any amendment thereto or report filed for the purpose of updating such description; and

     (e) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

     Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated by reference or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities

     Not applicable.


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Item 5. Interests of Named Experts and Counsel.

     Not applicable.


Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Article 6 of the By-laws of the Registrant and Article 7 of the Restated Certificate of Incorporation of the Registrant provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted by Section 145.


Item 7. Exemption from Registration Claimed.

     Not applicable.


Item 8. Exhibits.

     The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 6.


Item 9. Undertakings.

     (a)  Rule 415 Offering.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


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               provided,  however,  that paragraphs  (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) Filings Incorporating Subsequent Exchange Act Documents By Reference.

                         The undersigned  Registrant hereby undertakes that, for
                    purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Request for Acceleration of Effectiveness or Filing of Registration Statement on Form S-8.

                         Insofar  as  indemnification  for  liabilities  arising
                    under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
                    Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   Signatures

         The Registrant.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on December 17, 1998.

                           WISCONSIN CENTRAL TRANSPORTATION CORPORATION
                                          (Registrant)

                           By: /s/ Edward A. Burkhardt
                           ---------------------------------------
                           Edward A. Burkhardt
                           Chairman, President,
                           Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature            Name and Capacity                        Date
       ---------            -----------------                        ----


/s/ Edward A. Burkhardt     Chairman, President, Chief         December 17, 1998
------------------------    Executive Officer, and Director
Edward A. Burkhardt         (Principal Executive Officer)


                            Director
------------------------
Thomas E. Evans

/s/ Carl Ferenbach          Director                           December 17, 1998
------------------------
Carl Ferenbach

                            Director
------------------------
Roland V. McPherson

/s/ Thomas F. Power, Jr.    Executive Vice President,          December 17, 1998
------------------------    Chief Financial Officer and
Thomas F. Power, Jr.        Director
                            (Principal Financial Officer)


/s/ Thomas W. Rissman       Director                           December 17, 1998
------------------------
Thomas W. Rissman

                            Director
------------------------
John W. Rowe


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/s/ A. Francis Small        Director                           December 17, 1998
------------------------
A. Francis Small

/s/ Robert H. Wheeler       Director                           December 17, 1998
------------------------
Robert H. Wheeler

/s/ Walter C. Kelly         Vice President, Finance            December 17, 1998
------------------------    (Principal Accounting Officer)
Walter C. Kelly

                            Director
------------------------
J. Reilly McCarren


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                                  EXHIBIT INDEX
                                  -------------

Exhibit Number    Exhibit Description

--------------    -------------------

      4.1 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

      4.2         By-laws  of  the  Registrant,  as  amended  (incorporated   by
                  reference to Exhibit 3(c) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

      4.3         1998 Stock Option Plan For New Directors.

      5.1         Opinion of Schiff Hardin & Waite.

     23.1         Consent of KPMG Peat Marwick LLP.

     23.2 Consent of Schiff Hardin & Waite (included in its opinion filed as Exhibit 5.1).


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